Mirati Therapeutics Provides Update on the Phase 3 SAPPHIRE Study Evaluating Sitravatinib in Combination with OPDIVO®
SAN DIEGO, May 24, 2023 /PRNewswire/ -- Mirati Therapeutics, Inc. (NASDAQ: MRTX), a commercial-stage oncology company, today announced that the SAPPHIRE study did not meet its primary endpoint of overall survival at the final analysis. SAPPHIRE is a Phase 3 study evaluating sitravatinib in combination with nivolumab (OPDIVO®)1 versus docetaxel in patients with second or third line advanced non-squamous non-small cell lung cancer (NSQ-NSCLC) who progressed on prior therapy with chemotherapy and immune checkpoint inhibitor therapy. The company plans to disclose the study data at a future date.
Principal Investigators will be given the option to continue therapy for patients who are experiencing clinical benefit and would like to remain on treatment.
“Mirati extends gratitude to the patients who participated in this clinical trial, their loved ones, and the trial investigators, without whom important work like this would not have been possible,” said Alan Sandler, M.D., Chief Medical Officer. “As we move forward, we are optimistic about our ability to positively impact the lives of patients living with cancer through the advancement of our broad and differentiated pipeline of targeted oncology programs.”
About Mirati Therapeutics, Inc.
Mirati Therapeutics, Inc. is a commercial stage biotechnology company whose mission is to discover, design and deliver breakthrough therapies to transform the lives of patients with cancer and their loved ones. The company is relentlessly focused on bringing forward therapies that address areas of high unmet need, including lung cancer, and advancing a pipeline of novel therapeutics targeting the genetic and immunological drivers of cancer. Unified for patients, Mirati's vision is to unlock the science behind the promise of a life beyond cancer.
For more information about Mirati, visit us at Mirati.com or follow us on Twitter, LinkedIn and Facebook.

About Sitravatinib
Sitravatinib is an investigational spectrum-selective kinase inhibitor that potently inhibits receptor tyrosine kinases (RTKs), including TAM family receptors (TYRO3, Axl, Mer), split family receptors (VEGFR2, KIT) and RET. Sitravatinib is being evaluated in combination with nivolumab (OPDIVO®), an anti-PD-1 checkpoint inhibitor, in patients whose cancers have progressed despite treatment with a checkpoint inhibitor. Sitravatinib's potent inhibition of TAM and split family RTKs may overcome resistance to checkpoint inhibitor therapy through targeted reversal of an immunosuppressive tumor microenvironment, enhancing antigen-specific T cell response and expanding dendritic cell-dependent antigen presentation. Sitravatinib is being evaluated in multiple clinical trials to treat patients who are resistant to prior immune checkpoint inhibitor therapy and progressed on platinum doublet therapy, including the ongoing potentially registration-enabling Phase 3 trial of sitravatinib in combinations with a checkpoint inhibitor in non-small cell lung cancer (NSCLC). In addition, sitravatinib in combination with checkpoint inhibitors are being evaluated in selected checkpoint inhibitor naïve patients.
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Forward Looking Statements
This press release includes forward-looking statements regarding Mirati's business, financial guidance and the therapeutic and commercial potential of KRAZATI® (adagrasib), sitravatinib (TAM receptor inhibitor), MRTX1719 (MTA-cooperative PRMT5 inhibitor), MRTX0902 (SOS1 inhibitor), and MRTX1133 (selective KRASG12D inhibitor), Mirati's technologies and Mirati's other products in development. Any statement describing Mirati's goals, expectations, intentions or beliefs, financial or other projections, is a forward-

looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, including those related to the impact COVID-19 could have on our business, and including those inherent in the process of discovering, developing and commercializing medicines that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such medicines.
Mirati's forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Mirati's forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Mirati. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Mirati's programs are described in additional detail in Mirati's annual report on Form 10-K, and most recent Form 10-Q, which are on file with the Securities and Exchange Commission and available at the SEC's Internet site (www.sec.gov). These forward-looking statements are made as of the date of this press release, and Mirati assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Mirati Contacts
Investor Relations: ir@mirati.com

Media Relations: media@mirati.com
1OPDIVO® and the related logo are registered trademarks of Bristol-Myers Squibb Company.